UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2013

NGL Energy Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6120 South Yale Avenue

Suite 805

Tulsa Oklahoma 74136

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (918) 481-1119

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

On December 2, 2013, in connection with the Private Placement described in Item 8.01 below, NGL Energy Partners LP (the “Partnership”) entered into a registration rights agreement (the “Registration Rights Agreement”), by and among the Partnership and the purchasers set forth therein.  Pursuant to the terms of the Registration Rights Agreement, within 90 days following December 2, 2013, the Partnership is required to prepare and file a registration statement (the “Registration Statement”) to permit the public resale of the common units representing limited partner interests in the Partnership (“Common Units”) sold to the purchasers in the Private Placement, as well as any Common Units issued in lieu of cash as liquidated damages under the Registration Rights Agreement, and to use its commercially reasonable efforts to cause the Registration Statement to become effective as soon as practicable after filing the Registration Statement.

If the Registration Statement is not declared effective within 90 days after the closing of the Private Placement, then the Partnership will be liable to the Purchasers for liquidated damages in accordance with a formula, and subject to the limitations, set forth in the Registration Rights Agreement. The liquidated damages are payable in cash or, if payment in cash would breach any covenant or a cause a default under a credit facility or any other debt instrument filed by the Partnership as an exhibit to a report filed with the Securities and Exchange Commission, the liquidated damages are payable in Common Units. In addition, the Registration Rights Agreement grants the Purchasers piggyback registration rights under certain circumstances. These registration rights are transferable to affiliates of the Purchasers and, in certain circumstances, to third parties.

The description of the Registration Rights Agreement in this Item 1.01 is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.1 hereto and is incorporated into this Item 1.01 by reference.

Item 2.01      Completion of Acquisition or Disposition of Assets

As previously reported, on November 5, 2013, the Partnership entered into an Equity Interest Purchase Agreement (the “Acquisition Agreement”) by and among the Partnership, High Sierra Energy, LP, a Delaware limited partnership and wholly-owned subsidiary of the Partnership, Gavilon, LLC (“Gavilon Energy”) and Gavilon Energy Intermediate, LLC (“Seller”), pursuant to which the Partnership agreed to acquire 100% of Seller’s equity interest in Gavilon Energy, a midstream energy business with pipeline, terminal and storage assets located in Oklahoma, Texas and Louisiana (the “Acquisition”).  On December 2, 2013, the Partnership completed the Acquisition for $890 million in cash, including working capital.  The Partnership funded the Acquisition with the net proceeds of the private placement described under Item 8.01 below and with borrowings under the Partnership’s revolving credit facility.The description of the Acquisition Agreement in this Item 2.01 is qualified in its entirety by reference to the full text of the Acquisition Agreement, which is filed as Exhibit 2.1 hereto and is incorporated into this Item 2.01 by reference.

Item 8.01      Other Events

On December 2, 2013, the Partnership completed its previously announced private placement of an aggregate of 8,110,848 Common Units at a purchase price of $29.59 per Common Unit (the “Private Placement”) pursuant to a Common Unit Purchase Agreement, dated November 5, 2013, by and among the Partnership and the purchasers named therein (the “Purchase Agreement”).  Pursuant to the Purchase Agreement, the Private Placement was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof, as a transaction by an issuer not involving any public offering.

The description of the Purchase Agreement in this Item 8.01 is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated into this Item 8.01 by reference.

Item 9.01      Financial Statements and Exhibits

(a) – (b) Financial Statements of Businesses Acquired; Pro Forma Financial Information

Pursuant to Item 9.01(a)(4) and Item 9.01(b)(2) of Form 8-K, the Partnership will amend this filing on or before February 17, 2014 to file the financial statements required by Rule 3-05(b) of Regulation S-X and Article 11 of Regulation S-X.

(d) Exhibits

Exhibit No.	Description
2.1	Equity Interest Purchase Agreement, dated November 5, 2013, by and among NGL Energy Partners LP, High Sierra Energy, LP, Gavilon, LLC and Gavilon Energy Intermediate, LLC.
4.1	Registration Rights Agreement, dated December 2, 2013, by and among NGL Energy Partners LP and the purchasers set forth on Schedule A thereto.
10.1	Common Unit Purchase Agreement, dated November 5, 2013, by and among NGL Energy Partners LP and the purchasers listed on Schedule A thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

By: NGL Energy Holdings LLC, its general partner

Date: December 5, 2013	By:	/s/ H. Michael Krimbill
H. Michael Krimbill
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Equity Interest Purchase Agreement, dated November 5, 2013, by and among NGL Energy Partners LP, High Sierra Energy, LP, Gavilon, LLC and Gavilon Energy Intermediate, LLC.
4.1	Registration Rights Agreement, dated December 2, 2013, by and among NGL Energy Partners LP and the purchasers set forth on Schedule A thereto.
10.1	Common Unit Purchase Agreement, dated November 5, 2013, by and among NGL Energy Partners LP and the purchasers listed on Schedule A thereto.